Exhibit 23.1

Deloitte AG General-Guisan-Quai 38 8022 Zurich Switzerland Phone: +41 (0)58 279 6000 Fax: +41 (0)58 279 6600 www.deloitte.ch

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-222967 on Form F-1 of our report dated March 14, 2019, relating to the consolidated financial statements of Auris Medical Holding Ltd (formerly Auris Medical Holding AG) and its subsidiaries (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the retrospective adjustments for the effects of the reverse share split described in Note 21 to the consolidated financial statements), appearing in the Annual Report on Form 20-F of Auris Medical Holding Ltd for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in such Prospectus, which is part of such Registration Statement.

Deloitte AG

/s/ Matthias Gschwend	/s/ Adrian Kaeppeli

Zurich, Switzerland

April 11, 2019